Exhibit 2.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 22, 2005 among The William Carter Company, a Massachusetts corporation (the “Company”), the Guarantors party thereto (the “Guarantors”), and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company and certain of the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of August 15, 2001 (the “Indenture”), providing for the issuance of an aggregate principal amount of $175.0 million of 10.875% Senior Subordinated Notes due 2011 (the “Notes”);

WHEREAS, the Company and the Guarantors propose to amend the Indenture and the Notes (the “Proposed Amendments”), as contemplated hereby;

WHEREAS, the Company has obtained the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated June 9, 2005, as amended, supplemented or modified (the “Consent Solicitation Statement”), to the Proposed Amendments upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Guarantors may amend or supplement the Indenture and the Notes as contemplated hereby provided that the Holders of at least a majority in aggregate principal amount of the Notes then outstanding have consented;

WHEREAS, the Company has received and delivered to the Trustee the consent of the Holders of at least a majority in aggregate principal amount of the Notes to the Proposed Amendments;

WHEREAS, each of the Company and each Guarantor has been authorized by a resolution of its respective board of directors to enter into this First Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the articles of organization and by-laws of the Company and the Guarantors to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

WHEREAS, pursuant to Section 9.06, the Trustee is authorized to execute and deliver this First Supplemental Indenture;

WHEREAS, following the execution of this First Supplemental Indenture, the terms hereof will become operative (the “Operative Date”) upon the acceptance for purchase by the Company of Notes validly tendered in the tender offer contemplated by the Consent Solicitation Statement (the “Consent Condition”); and

WHEREAS, the terms of this First Supplemental Indenture shall be null and void if the Consent Condition does not occur.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, for and in consideration of the premises herein contained and in order to effect the proposed amendments contained in the Consent Solicitation Statement, pursuant to Sections 9.02 and 9.06 of the Indenture, the Company and the Guarantors agree with the Trustee as follows:

ARTICLE 1

Amendment of Indenture and Notes

1.1                                 Amendment of Indenture.  Effective as of the Operative Date, this First Supplemental Indenture amends the Indenture as provided for herein.  If the Operative Date does not occur on or prior to the date that is 90 days following the date of this First Supplemental Indenture, then the terms of this First Supplemental Indenture shall be null and void and the Indenture shall continue in full force and effect without any modification hereby.

1.2                                 Amendment of Section 1.01.

(a)                                  Pursuant to Section 9.02 of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting in their entirety the definitions of “Acquired Debt,” “Capital Lease Obligation,” “Change of Control,” “Consolidated Cash Flow,” “Consolidated Net Income,” “Consolidated Net Worth,” “Disqualified Stock,” “Fixed Charges,” “Fixed Charge Coverage Ratio,” “Foreign Subsidiary,” “Investments” “Net Income,” “Net Proceeds,” “Non-Recourse Debt,” “Permitted Business,” “Permitted Investments,” “Permitted Junior Securities,” “Permitted Liens,” “Permitted Refinancing Indebtedness,” “Principals,” “Related Party,” “Restricted Investment” and “Stockholders Agreement” contained in the Indenture.

(b)                                 Pursuant to Section 9.02 of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting in its entirety the definition of “Unrestricted Subsidiary” and replacing it with the following:

“Unrestricted Subsidiary” means any Subsidiary (other than Guarantors or any successors) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.  Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

1.3                                 Amendment of Section 1.02.  Pursuant to Section 9.02 of the Indenture, Section 1.02 of the Indenture is hereby amended and restated in its entirety as follows:

Term	Defined in Section
“Authentication Order”	2.02
“Covenant Defeasance”	8.01
“DTC”	2.01
“Event of Default”	6.01
“Final Payment Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Blockage Notice”	10.03
“Payment Default”	1.03
“Registrar”	2.03

1.4                                 Amendment of Section 3.09.  Pursuant to Section 9.02 of the Indenture, Section 3.09 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section  3.09.  [INTENTIONALLY OMITTED].

1.5                                 Amendment of Section 4.02.  Pursuant to Section 9.02 of the Indenture, Section 4.02 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.02.  [INTENTIONALLY OMITTED].

1.6                                 Amendment of Section 4.03.  Pursuant to Section 9.02 of the Indenture, Section 4.03 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.03.  [INTENTIONALLY OMITTED].

1.7                                 Amendment of Section 4.04.  Pursuant to Section 9.02 of the Indenture, Section 4.04 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.04.  [INTENTIONALLY OMITTED].

1.8                                 Amendment of Section 4.05.  Pursuant to Section 9.02 of the Indenture, Section 4.05 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.05.  [INTENTIONALLY OMITTED].

1.9                                 Amendment of Section 4.07.  Pursuant to Section 9.02 of the Indenture, Section 4.07 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.07.  [INTENTIONALLY OMITTED].

1.10                           Amendment of Section 4.08.  Pursuant to Section 9.02 of the Indenture, Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.08.  [INTENTIONALLY OMITTED].

1.11                           Amendment of Section 4.09.  Pursuant to Section 9.02 of the Indenture, Section 4.09 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.09.  [INTENTIONALLY OMITTED].

1.12                           Amendment of Section 4.10.  Pursuant to Section 9.02 of the Indenture, Section 4.10 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.10.  [INTENTIONALLY OMITTED].

1.13                           Amendment of Section 4.11.  Pursuant to Section 9.02 of the Indenture, Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.11.  [INTENTIONALLY OMITTED].

1.14                           Amendment of Section 4.12.  Pursuant to Section 9.02 of the Indenture, Section 4.12 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.12.  [INTENTIONALLY OMITTED].

1.15                           Amendment of Section 4.13.  Pursuant to Section 9.02 of the Indenture, Section 4.13 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.13.  [INTENTIONALLY OMITTED].

1.16                           Amendment of Section 4.14.  Pursuant to Section 9.02 of the Indenture, Section 4.14 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.14.  [INTENTIONALLY OMITTED].

1.17                           Amendment of Section 4.15.  Pursuant to Section 9.02 of the Indenture, Section 4.15 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.15.  [INTENTIONALLY OMITTED].

1.18                           Amendment of Section 4.16.  Pursuant to Section 9.02 of the Indenture, Section 4.16 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.16.  [INTENTIONALLY OMITTED].

1.19                           Amendment of Section 4.17.  Pursuant to Section 9.02 of the Indenture, Section 4.17 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.17.  [INTENTIONALLY OMITTED].

1.20                           Amendment of Section 4.18.  Pursuant to Section 9.02 of the Indenture, Section 4.18 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.18.  [INTENTIONALLY OMITTED].

1.21                           Amendment of Section 4.19.  Pursuant to Section 9.02 of the Indenture, Section 4.19 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.19.  [INTENTIONALLY OMITTED].

1.22                           Amendment of Section 5.01.  Pursuant to Section 9.02 of the Indenture, Section 5.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 5.01. [INTENTIONALLY OMITTED].

1.23                           Amendment of Section 6.01.  Pursuant to Section 9.02 of the Indenture, Section 6.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 6.01.  Events of Default.

An “Event of Default” occurs if:

(a)                                  the Company defaults in the payment of interest on, or Special Interest with respect to, the Notes when the same becomes due and payable, whether or not such payment is prohibited by the provisions of Section 11 hereof, and such default continues for a period of 30 days; or

(b)                                 the Company defaults in the payment of the principal of or premium, if any, on any Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not such payment is prohibited by Section 11 hereof.

1.24                           Amendment of Section 8.04.   Pursuant to Section 9.02 of the Indenture, Section 8.04 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm on independent public accountants, to pay the principal of, premium and Special Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)                                 [INTENTIONALLY OMITTED];

(c)                                  [INTENTIONALLY OMITTED];

(d)                                 [INTENTIONALLY OMITTED];

(e)                                  [INTENTIONALLY OMITTED];

(f)                                    [INTENTIONALLY OMITTED]; and

(g)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with upon satisfaction of the condition set forth herein, the Trustee shall acknowledge in writing the discharge of obligations that the Company terminates.

1.25                           Amendment of Section 11.04.   Pursuant to Section 9.02 of the Indenture, Section 11.04 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 11.04.  [INTENTIONALLY OMITTED].

1.26                           Amendment of Section 11.06.   Pursuant to Section 9.02 of the Indenture, Section 11.04 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 11.06. Releases Following Sale of Assets.

In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture; provided, further, that the failure to apply the Net Proceeds of such sale or other disposition in accordance with the applicable provisions of this Indenture will constitute an Event of Default, but will not result in the reinstatement of any Guarantee released in accordance with the provisions of this Section 11.01.  Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

1.27                           Amendments to the Notes.

(a)  Pursuant to Section 9.02 of the Indenture, Section 7 of the Notes is hereby amended and restated in its entirety to read as follows:

7.  [INTENTIONALLY OMITTED].

(b)  Pursuant to Section 9.02 of the Indenture, Section 12 of the Notes is hereby amended by amending and restating its first sentence in its entirety to read as follows:

12.  Defaults and Remedies.  Under the Indenture, Events of Default include:  (i) default for 30 days in the payment when due of interest on or Special Interest on the Notes and (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise.

ARTICLE 2

Waiver

2.1                                 Waiver of Defaults and Events of Default.  Pursuant to Section 9.02 of the Indenture, by executing this First Supplemental Indenture, each Holder agrees to waive any existing Default or Event of Default, if any (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded).

ARTICLE 3

The Trustee

3.1                                 Privileges and Immunities of Trustee.  The Trustee accepts the amendment of the Indenture and the Notes effected by this First Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.  The Trustee shall not be responsible for the adequacy or sufficiency of the First Supplemental Indenture, for the due execution thereof by the Company and the Guarantors or for the recitals contained herein, which are the Company’s and the Guarantors’ responsibilities.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

THE WILLIAM CARTER COMPANY, as the Company

By:	/s/ Michael D. Casey
Name:	Michael D. Casey
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as successor to State Street Bank and Trust Company, as Trustee

By:	/s/ Paul D. Allen
Name:	Paul D. Allen
Title:	Vice President